Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Earliest Report Event:  April 1, 2010

RICK'S CABARET INTERNATIONAL, INC.
(Exact Name of Registrant As Specified in Its Charter)

Texas	001-13992	76-0037324
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road
Houston, Texas 77066
(Address Of Principal Executive Offices, Including Zip Code)

(281) 397-6730
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    OTHER EVENTS

As previously reported on February 17, 2010 with the Securities and Exchange Commission (the “Commission”) on Form 8-K, Rick’s Cabaret International, Inc. (the “Company”), VCG Holding Corp. (“VCG"), Troy Lowrie, VCG's Chairman and Chief Executive Officer, and Lowrie Management, LLLP entered into a non-binding (except as to certain provisions, including exclusivity and confidentiality) letter of intent (the "Letter of Intent"), providing for the Company or a wholly-owned subsidiary of the Company to acquire all of the outstanding stock of VCG.  As reported on March 11, 2010 with the Commission on Form 8-K, the Company entered into an Amendment to Letter of Intent, extending certain provisions, including the exclusive negotiation period and the termination date, to March 31, 2010.  The Company was not able to enter into a definitive merger agreement in accordance with the Letter of Intent, and on March 31, 2010, the Letter of Intent expired by its terms.

On April 1, 2010, the Company issued a press release announcing the expiration of the Letter of Intent.  A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

99.1	Press Release dated April 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

/s/ Eric Langan
By: Eric Langan
Date: April 1, 2010	Chairman, President, Chief Executive Officer